                                                                   EXHIBIT 10.30

                        LOAN AND STOCK PURCHASE AGREEMENT

                                      among

                           RESOURCE CAPITAL FUND L.P.

                                       and

                       ST. MARY LAND & EXPLORATION COMPANY

                                       and

                             ST. MARY MINERALS INC.

                               Dated June 25, 1999
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.    DEFINITIONS..............................................................2

2.    SALE AND TRANSFER; CLOSING6
      2.1   Loan Portion and Security Interest.................................6
      2.2   Summo Shares.......................................................6
      2.3   Purchase Price.....................................................6
      2.4   Closing............................................................6
      2.5   Closing Obligations................................................6

3.    REPRESENTATIONS AND WARRANTIES OF SELLER.................................7
      3.1   Organization and Good Standing.....................................7
      3.2   Corporate Power and Authority......................................7
      3.3   Enforceability.....................................................7
      3.4   No Conflict........................................................8
      3.5   Certain Proceedings................................................8
      3.6   Regulatory Approvals...............................................8
      3.7   No Commissions.....................................................8
      3.8   Recitals...........................................................9
      3.9   Amendment of Loan Documents; Other Security Interests..............9
      3.10  Ownership of the Loan Documents and Summo Shares...................9
      3.11  Loan Agreements Free of Default; No Defenses to Collection.........9
      3.12  Transferability of Summo Shares....................................9

4.    REPRESENTATIONS AND WARRANTIES OF BUYER..................................9
      4.1   Good Standing......................................................9
      4.2   Authority; Enforceability..........................................9
      4.3   No Conflict; Consents.............................................10
      4.4   Certain Proceedings...............................................10
      4.5   Brokers or Finders................................................10

5.    COVENANTS OF SELLERS PRIOR TO CLOSING DATE..............................10
      5.1   Delivery of Documents; Access to Records..........................10
      5.2   Notification......................................................10
      5.3   Best Efforts......................................................11

6.    COVENANTS OF BUYER PRIOR TO CLOSING DATE................................11
      6.1   Best Efforts......................................................11

7.    CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.....................11
      7.1   Accuracy of Representations.......................................11
      7.2   Sellers' Performance..............................................11
      7.3   Amended and Restated Credit Agreement.............................12
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                                                                            Page
                                                                            ----

8.    CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE....................12
      8.1   Accuracy of Representations.......................................12
      8.2   Buyer's Performance...............................................12
      8.3   Amended and Restated Credit Agreement.............................12

9.    TERMINATION.............................................................12
      9.1   Termination Events................................................12
      9.2   Effect of Termination.............................................13

10.   FURTHER AGREEMENTS OF SELLERS AND BUYER.................................13
      10.1  Agreement Regarding Share or Loan Sales...........................13
      10.2  Lenders Agreement.................................................14

11.   GENERAL PROVISIONS......................................................14
      11.1  Expenses..........................................................14
      11.2  Notices...........................................................14
      11.3  Jurisdiction; Service of Process..................................15
      11.4  Further Assurances................................................16
      11.5  Waiver............................................................16
      11.6  Entire Agreement and Modification.................................16
      11.7  Assignments, Successors, and No Third-party Rights................16
      11.8  Severability......................................................17
      11.9  Section Headings, Construction....................................17
      11.10 Time of Essence...................................................17
      11.11 Governing Law.....................................................17
      11.12 Counterparts......................................................17
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                        LOAN AND STOCK PURCHASE AGREEMENT

      This Loan and Stock Purchase Agreement ("Agreement") is made as of June 25, 1999, by and among Resource Capital Fund L.P., a Cayman Islands limited partnership ("Buyer"), St. Mary Land and Exploration Company, a Delaware corporation ("St. Mary"), and St. Mary Minerals Inc., a Colorado corporation ("St. Mary Minerals," with St. Mary and St. Mary Minerals sometimes referred to together as "Sellers").

                                    RECITALS

A. Sellers made a series of loans (the "Loans") to Summo USA Corporation, a Colorado corporation ("Summo USA") and Summo Minerals Corporation, a British Columbia corporation ("Summo") (collectively, the "Borrowers"), on a joint and several liability basis. The Loans are evidenced by various Promissory Notes of the Borrowers payable to the order of Sellers and executed between October 1, 1997 and January 1, 1999 (collectively, the "Notes"). A schedule of the Notes is attached hereto as Exhibit 1. The Notes were issued pursuant to a series of credit agreements between Sellers and Borrowers executed between May 15, 1997 and January 25, 1999 (collectively, the "Loan Agreements"). A schedule of the Loan Agreements is attached hereto as Exhibit 2.

B. The total principal amount and unpaid interest outstanding on the Notes as of April 30, 1999 is US$3,459,101.

C. Pursuant to the Loan Agreements, Borrowers caused to be assigned and delivered to Sellers certain collateral security documents executed by Summo, Summo USA and the Borrowers, including a Pledge and Security Agreement of Summo USA and Lisbon Valley Mining Co. LLC, a Utah limited liability company ("Lisbon Valley"), a Deed of Trust, Assignment of Rents and Security Agreement of Lisbon Valley and related Uniform Commercial Code ("UCC") Financing Statements (collectively, the "Security Documents"). A schedule of the Security Documents, including recording and filing information, is attached hereto as Exhibit 3.

D. The Notes, the Loan Agreements and the Security Documents collectively are referred to herein as the "Loan Documents."

E. By this Agreement Sellers and Buyer wish to evidence their agreement whereby:
(a) Sellers will sell, assign and transfer to Buyer a US$ 2,059,101 portion of their collective rights in the Loan Agreements and Notes (the "Loan Portion");
(b) Sellers will sell, assign and transfer to Buyer an undivided interest in the Security Documents (the "Security Interest") such that the interests of the Buyer and Sellers under the Loan Documents are secured pari passu by the Security Documents; (c) Buyer will purchase and acquire the Loan Portion from Sellers; and (d) Buyer will purchase and acquire the Security Interest from Sellers.

F. By this Agreement St. Mary and Buyer also wish to evidence their agreement whereby: (a) St. Mary will sell, assign and transfer to Buyer the Summo Shares and (b) Buyer will purchase and acquire the Summo Shares from St. Mary.
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G. The aggregate consideration to St. Mary for the Loan Portion and the Summo
Shares, in addition to the Purchase Price set forth in Section 2.3 of this Agreement, includes the Warrant to be received from Summo pursuant to the Warrant Agreement, which Warrant has a fair market value of $512,569. Based upon the foregoing, the Loan Portion has a fair market value of $1,237,572 and the Summo Shares have an aggregate fair market value of $1,340,098.

                                    AGREEMENT

      The parties hereto, intending to be legally bound, agree as follows:

1.    DEFINITIONS

      For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

      "Agreement" --as defined in the Recitals of this Agreement.

      "Amended and Restated Credit Agreement" -- the Amended and Restated Credit Agreement dated as of June 25, 1999 among Borrowers, St. Mary Minerals and the Buyer.

      "Assignment" --as defined in Section 2.5 of this Agreement.

      "Best Efforts" --the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

      "Borrowers" --as defined in the Recitals of this Agreement.

      "Breach" --a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

      "Buyer" --as defined in the first paragraph of this Agreement.

      "Closing" --as defined in Section 2.4.

      "Closing Date" --the date and time as of which the Closing actually takes place.

      "Consent" --any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

      "Contemplated Transactions" --all of the transactions contemplated by this Agreement, including:

            (a) the sale of the Loan Portion and Security Interest by Sellers to Buyer;
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            (b) St. Mary's sale of the Summo Shares to Buyer;

            (c) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

            (d) Buyer's acquisition and ownership of the Loan Portion, Security Interest and Summo Shares.

      "Damages" --as defined in Section 10.2.

      "Encumbrance" --any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

      "Governmental Authorization" --any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

      "Governmental Body" --any:

            (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

            (b) federal, state, local, municipal, foreign, or other government;

            (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

            (d) multi-national organization or body; or

            (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

      "Knowledge" --an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

            (a) such individual is actually aware of such fact or other matter;
or

            (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

      "Legal Requirement" --any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

      "Lisbon Valley" --as defined in the Recitals of this Agreement.

      "Loan Agreements" --as defined in the Recitals of this Agreement.

      "Loan Documents" --as defined in the Recitals of this Agreement.

      "Loan Portion" --as defined in the Recitals of this Agreement.

      "Loans" --as defined in the Recitals of this Agreement.

      "Order" --any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

      "Organizational Documents" --(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

      "Person" --any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

      "Proceeding" --any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

      "Purchase Price" --as defined in Section 2.3 of this Agreement.

      "Representative" --with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants and financial advisors.

      "Securities Act" --the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

      "Security Documents" --as defined in the Recitals of this Agreement.

      "Security Interest" --as defined in the Recitals of this Agreement.

      "Sellers" --as defined in the first paragraph of this Agreement.

      "Sellers' Closing Documents" --as defined in Section 2.5 of this
Agreement.

      "St. Mary" --as defined in the first paragraph of this Agreement.

      "St. Mary Minerals" --as defined in the first paragraph of this Agreement.

      "Summo" --as defined in the Recitals of this Agreement.

      "Summo Share Certificates" --as defined in Section 2.5 of this Agreement.

      "Summo Shares" --fifty percent of St. Mary's holdings of fully paid, nonassessable, freely transferrable Summo common stock, but in no event less than 4,962,046 shares of such stock as identified on Schedule 1 hereto.

      "Summo USA" --as defined in the Recitals of this Agreement.

      "Threatened" --a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

      "UCC Form 3 Assignment" --as defined in Section 2.5 of this Agreement.

2.    SALE AND TRANSFER; CLOSING

      2.1 Loan Portion and Security Interest

      Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Loan Portion and Security Interest to Buyer, and Buyer will purchase the Loan Portion and Security Interest from Sellers.

      2.2 Summo Shares

      Subject to the terms and conditions of this Agreement, at the Closing, St. Mary will sell and transfer the Summo Shares to Buyer, and Buyer will purchase the Summo Shares from St. Mary.

      2.3 Purchase Price

      The purchase price (the "Purchase Price") for the Loan Portion, Security Interest and Summo Shares, collectively, will be US $2,059,101 (Two Million, Fifty-Nine Thousand, One Hundred and One Dollars).

      2.4 Closing

      The purchase and sale of the Loan Portion, Security Interest and Summo Shares (the "Closing") provided for in this Agreement will take place at the offices of Buyer's counsel at 4700 Republic Plaza Building, Denver, Colorado, at 10:00 a.m. (local time) on June 25, 1999. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.4 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

      2.5 Closing Obligations

      At the Closing:

            (a) Sellers will deliver to Buyer the following (the "Sellers' Closing Documents"):

                  (i) an assignment of the Loan Portion and Security Interest in substantially the same form as Exhibit 4 attached hereto, duly executed by Sellers, transferring the Loan Portion and Security Interest from Sellers to Buyer (the "Assignment");

                  (ii) a UCC Form 3 assignment of the UCC Financing Statements associated with the Security Interest from Sellers to Buyer (the "UCC Form 3 Assignment"); and

                  (iii) certificates representing the Summo Shares, duly endorsed by St. Mary (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Buyer (the "Summo Share Certificates").

            (b) Buyer will deliver to Sellers a bank cashier's or certified check payable to the order of Sellers and in the amount of US$ 2,059,101.

3.    REPRESENTATIONS AND WARRANTIES OF SELLER

      Sellers jointly and severally represent and warrant to the Buyer the following as of the date hereof (except as specified otherwise) and as of the Closing Date:

      3.1 Organization and Good Standing

      St. Mary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. St. Mary Minerals is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado.

      3.2 Corporate Power and Authority

      Sellers and the individuals executing this Agreement on Sellers' behalf have the power and authority to enter into and perform this Agreement and to consummate the Contemplated Transactions. The execution and delivery of this Agreement, the consummation of the Contemplated

Transactions, and the performance by Sellers of all of their obligations under this Agreement have been duly authorized and approved by each of Sellers.

      3.3 Enforceability

      This Agreement constitutes the legal, valid, and binding obligation of each of Sellers, enforceable against each of Sellers in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies. Upon the execution and delivery by Sellers of the Assignment and the UCC Form 3 Assignment and upon execution and by St. Mary of the Summo Share Certificates, the Assignment, the UCC Form 3 Assignment and Summo Share Certificates will constitute legal, valid and binding obligations of the respective Sellers, enforceable against Sellers in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies.

      3.4 No Conflict

      Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly:

            (a) contravene, conflict with, or result in a violation of Sellers' Organizational Documents;

            (b) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which either of the Sellers may be subject;

            (c) to the knowledge of either Seller, cause Buyer to become subject to, or to become liable for the payment of, any tax by reason of its execution and delivery of this Agreement; or

            (d) result in the imposition or creation of any Encumbrance upon or with respect to the Loan Portion, Security Interest or Summo Shares.

Sellers are not nor will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

      3.5 Certain Proceedings

      There is no pending Proceeding that has been commenced against either of Sellers and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, this Agreement or any of the Contemplated Transactions. To Sellers' Knowledge, no such Proceeding has been Threatened.

      3.6 Regulatory Approvals

      No Governmental Authorization is required to be given, filed or obtained by either of Sellers in connection with the execution, delivery and performance by Sellers of this Agreement or the Contemplated Transactions.

      3.7 No Commissions

      Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

      3.8 Recitals

      The Recitals A. through C. above are true and correct.

      3.9 Amendment of Loan Documents; Other Security Interests

      The Loan Documents have not been modified or amended in any respect since June 11, 1999, and Sellers hold no other property as security for repayment of the Notes except (a) as described in the Loan Documents and (b) Sellers' rights under applicable law to funds in the Borrower's accounts at either of Seller's.

      3.10 Ownership of the Loan Documents and Summo Shares

      Sellers are the legal and beneficial owners of the Loan Documents and St. Mary is the legal and beneficial owner of the Summo Shares, and the Loan Documents and Summo Shares are free from Encumbrances or other interests by third parties. Prior to consummation of the Contemplated Transactions, St. Mary owns, in total, 9,924,093 shares of fully paid, nonassessable, freely transferrable Summo common stock.

      3.11 Loan Agreements Free of Default; No Defenses to Collection

      The Loan Agreements are free of defaults by Sellers and the Notes are not subject to any defenses against collection available to Borrowers arising from actions of Sellers.

      3.12 Transferability of Summo Shares

      Upon receipt by Buyer, the Summo Shares will be freely transferable on the Toronto Stock Exchange, without holding period requirements, transfer volume limitations or other restrictions.

      4. REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Sellers as follows:

      4.1 Good Standing

      Buyer is a limited partnership validly existing and in good standing under the laws of the Cayman Islands.

      4.2 Authority; Enforceability

      This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer and the individuals executing this Agreement on Buyer's behalf have the absolute and unrestricted right, power, and authority to execute and deliver this Agreement.

      4.3 No Conflict; Consents

      Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to any Legal Requirement or Order to which Buyer may be subject. Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

      4.4 Certain Proceedings

      There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, this Agreement or any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

      4.5 Brokers or Finders

      Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

5.    COVENANTS OF SELLERS PRIOR TO CLOSING DATE

      5.1 Delivery of Documents; Access to Records

      Promptly after the date of this Agreement, Sellers shall deliver to Buyer true and correct copies of all of the Loan Documents. Up until the Closing Date, Sellers shall provide, at reasonable times during regular business hours, access to Buyer and its Agents to other records of Sellers pertaining to the Loan Documents.

      5.2 Notification

      Between the date of this Agreement and the Closing Date, Sellers will promptly notify Buyer in writing if either of Sellers becomes aware of any fact or condition that causes or constitutes a

Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if either of Sellers becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Sellers will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

      5.3 Best Efforts

      Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

6.    COVENANTS OF BUYER PRIOR TO CLOSING DATE

      6.1 Best Efforts

      Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

7.    CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

      Buyer's obligation to purchase the Loan Portion, Security Interest and Summo Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

      7.1 Accuracy of Representations

      All of Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

      7.2 Sellers' Performance

            (a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

            (b) Each of Sellers' Closing Documents must have been delivered, and each of the other covenants and obligations in Section 5 must have been performed and complied with in all respects.

      7.3 Amended and Restated Credit Agreement

      The Borrowers shall have executed the Amended and Restated Credit Agreement and all conditions precedent set forth in Article 5 thereof shall have been satisfied or waived by St. Mary Minerals and the Buyer.

8.    CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

      Sellers' obligation to sell the Loan Portion, Security Interest and Summo Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

      8.1 Accuracy of Representations

      All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

      8.2 Buyer's Performance

            (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

            (b) The Purchase Price must have been delivered to Sellers.

      8.3 Amended and Restated Credit Agreement

      The Borrowers shall have executed the Amended and Restated Credit Agreement and all conditions precedent set forth in Article 5 thereof shall have been satisfied or waived by St. Mary Minerals and the Buyer.

9.    TERMINATION

      9.1 Termination Events

      This Agreement may, by notice given prior to or at the Closing, be terminated:

            (a) by either Buyer or Sellers (acting jointly) if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

            (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with its obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

            (c) by mutual consent of Buyer and Sellers; or

            (d) by either Buyer or Sellers (acting jointly) if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before July 15, 1999, or such later date as the parties may agree upon.

      9.2 Effect of Termination

      Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10.   FURTHER AGREEMENTS OF SELLERS AND BUYER

      10.1 Agreement Regarding Share or Loan Sales

      In the event that either Buyer or Sellers plans to sell all or any portion of its interest in (a) the Loan, (b) the Summo Shares, (c) any other shares of capital stock of Summo or (d) the Warrants (as defined in the Warrant Agreement of June 25, 1999 among Summo, St. Mary Minerals and Buyer), it shall first give written notice to that effect to the other party indicating the interest to be sold and the purchase price and terms which it expects to obtain. The other party shall thereafter have the right for a period of ten days to sell an equivalent portion of its interest in the Loan, Shares or Warrant (as the case may be) at the same price and on the same terms as the sale to be made by the selling party. If the purchaser of the interest of the selling party is not willing to purchase equivalent portions of the interests of both parties, each may sell a portion of the interest to be purchased by the purchaser determined by multiplying such interest by a fraction the numerator of which is the equivalent portion of such party and the denominator of which is the equivalent portions of both parties.

      10.2 Lenders Agreement

      Notwithstanding the provisions of Article 11 of the Amended and Restated Credit Agreement, the following acts of the Lenders under the Credit Agreement shall require the unanimous approval of Buyer and St. Mary Minerals:

            (a) Any change in the provisions of Section 3.2, 3.3 and 3.4 of the Amended and Restated Credit Agreement relating to the payment of the principal of and the interest on the Loans;

            (b) The application of Section 4.3 of the Amended and Restated Credit Agreement with respect to the subordination of liens;

            (c) The approval of any modification of the Work Program and Budget; and

            (d) The exercise or non-exercise of remedies upon any Event of Default.

      In the event of any failure of Buyer and St. Mary Minerals to agree upon any matter set forth above, which failure continues for sixty days after such agreement is first sought, either Buyer or St. Mary Minerals (the "Noticing Party") may give notice to the other (the "Recipient Party") of the price and terms upon which it is willing to sell its Percentage of the Loans after which the Recipient Party shall have 15 days in which, by notice to the Noticing Party, to elect either to purchase such Percentage of the Loans at such price and upon such terms or to elect to sell its Percentage of the Loans at the same price, adjusted for the difference between the Percentage of the Recipient Party and that of the Noticing Party, and upon the same terms. If such notice is not given within such period by the Recipient party, it shall be deemed to have elected to sell its Percentage of the Loans.

11.   GENERAL PROVISIONS

      11.1 Expenses

      Except as otherwise expressly provided in this Agreement, neither party to this Agreement will bear the expenses of the other party incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel and accountants; subject, however, to any rights of any party that may arise from a breach of this Agreement by another party.

      11.2 Notices

      All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Sellers:             St. Mary Land and Exploration Company
                     St. Mary Minerals, Inc.
                     1776 Lincoln Street
                     Denver, Colorado 80203
                     Attention:     Mark A. Hellerstein
                     Facsimile No.: (303) 861-0934

with a copy to:      Ballard, Spahr, Andrews & Ingersoll, LLP
                     1225 Seventeenth Street, Suite 2300
                     Denver, Colorado 80202

                     Attention: Roger C. Cohen
                     Facsimile No.: (303) 296-3956

Buyer:               Resource Capital Fund L.P.
                     2150 Republic Plaza Building
                     370 Seventeenth Street
                     Denver, Colorado 80202
                     Attention: James T. McCelements
                     Facsimile: (303) 607-0150

with a copy to:      Davis, Graham & Stubbs
                     4700 Republic Plaza
                     370 Seventeenth Street
                     Denver, Colorado 80202
                     Attention:     Brian T. Dolan
                     Facsimile No.: (303) 893-1379

      11.3  Jurisdiction; Service of Process

      Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Colorado, County of Denver, or, if it has or can acquire jurisdiction, in the United States District Court for the Colorado District of Denver, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

      11.4 Further Assurances

      The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      11.5 Waiver

      The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      11.6 Entire Agreement and Modification

      This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and St. Mary Minerals dated May 1, 1999) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

      11.7 Assignments, Successors, and No Third-party Rights

      Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any affiliate of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

      11.8 Severability

      If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      11.9 Section Headings, Construction

      The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      11.10 Time of Essence

      With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

      11.11 Governing Law

      This Agreement will be governed by, and construed in accordance with, the laws of the State of Colorado without regard to conflicts of laws principles.

      11.12 Counterparts

      This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                   [Balance of page intentionally left blank]

            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

-------------------------------------------------------------------------------

RESOURCE CAPITAL FUND LP                 ST. MARY LAND &
By Resource Capital Associates LLC,      EXPLORATION COMPANY
General Partner


By: /s/ JAMES T. McCLEMENTS              By: /s/ MARK A. HELLERSTEIN
    ---------------------------------        -----------------------------------
    Name:  James T. McClements               Name: Mark A. Hellerstein
    Title: Managing Director                 Title: President and Chief
                                                    Executive Officer


                                         ST. MARY MINERALS INC.


                                         By: /s/ MARK A. HELLERSTEIN
                                             -----------------------------------
                                             Name: Mark A. Hellerstein
                                             Title: President and Chief
                                                    Executive Officer

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